Exhibit 23.3


                        SOUTHWEST RESEARCH INSTITUTE(TM)

                 6220 CULEBRA ROAD . POST OFFICE DRAWER 28510 .
        SAN ANTONIO, TEXAS, USA 78228-0510 (212) 884-5111 . WWW.SWRI.ORG






                                                   September 17, 2001



CONSENT OF SOUTHWEST RESEARCH INSTITUTE

Southwest Research Institute hereby consents to the references, in the registration statement of Direct Wireless Communications, Inc. on Form SB-2, File No. 333-62216, to the systems specification analysis prepared by us for Direct Wireless Corporation and any references in the registration statement to Southwest Research Institute as experts in research and development.



                                        Southwest Research Institute

                                        By: /s/ John W. McLeod
                                           --------------------------
                                           John W. McLeod
                                           General Counsel












[graphic omitted]

     S
     R
     I

           HOUSTON, TEXAS   .    DETROIT, MICHIGAN   .   WASHINGTON, DC
           (713) 977-1377         (248) 353-2550         (703) 416-0500